CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cardigant Medical Inc.
1500 Rosecrans Avenue, Suite 500
Manhattan Beach, CA 90266

We consent to the use in this Registration Statement on Form S-1 of our report dated May 13, 2011, relating to the financial statements of Cardigant Medical Inc.. and to the reference of our firm under the headings "Experts."

/s/ Jonathon P. Reuben CPA

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
August 15, 2011